Exhibit 99.1

     First Oak Brook Bancshares, Inc. Announces First Quarter 2005 Earnings

     OAK BROOK, Ill.--(BUSINESS WIRE)--April 19, 2005--

                           2005 First Quarter Earnings
                                   (Unaudited)

     FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB) announced net income for the first quarter of 2005 of $4.280 million, down from $4.765 million for the first quarter of 2004. Diluted earnings per share were $.43 in the first quarter of 2005 compared to $.48 in 2004.
     Earnings for the first quarter of 2005 resulted in an annualized return on average shareholders' equity (ROE) of 13.04% compared to 15.42% in 2004 and an annualized return on average assets (ROA) of .84% in the first quarter of 2005 compared to 1.04% in the first quarter of 2004.
     Net interest income was $12.815 million in the first quarter of 2005 compared to $13.118 million in the first quarter of 2004. The decrease in net interest income resulted from a 38 basis point decrease in the net interest margin to 2.70%, partially offset by a 13% increase in average earning assets. Margin compression in the first quarter of 2005 was primarily the result of interest rates rising faster on deposits than on loans and investments. The growth in average earning assets included an increase in average investment securities of $77.1 million and an increase in average loans of $151.8 million.
     No provision for loan losses was recorded in the first quarter of 2005 due to improved asset quality and net recoveries for the quarter.

     Other income increased 4% primarily as a result of the following:

     -- Merchant credit card processing fees - up $320,000, primarily due to increased volume. Merchant outlets totaled 595 at March 31, 2005 as compared to 455 at March 31, 2004.

     -- Investment management and trust fees - up $95,000, primarily from increases in discretionary assets under management which rose to $760.4 million, up from $672.4 million at March 31, 2004.

     --   Income from sale of covered call options - down $95,000.

     -- Treasury management fees - down $250,000, primarily due to the preference by treasury management clients to pay for services with deposit balances instead of with cash. Average demand deposits are up 7%.

     Other expenses rose 9% for the first quarter of 2005 primarily as a result of the following:

     -- Salaries and employee benefits - up $406,000, primarily due to higher compensation costs and increased costs of employee benefits, especially unemployment and health insurance.

     -- Merchant credit card interchange expense - up $302,000, primarily due to increased volume.

     -- Professional fees - up $152,000, primarily due to a reimbursement of legal fees in 2004 related to a fully recovered problem credit and increased ongoing costs related to compliance with the Sarbanes-Oxley Act.

     President's Comments

     Richard M. Rieser, Jr., Company President said, "While our earnings were hurt by margin pressure in the first quarter of 2005, we are heartened by the $30 million in loan growth since year-end 2004, the sizeable pipeline of loan fundings we expect in this second quarter, and our stellar credit quality. We are also pleased with our growing fee revenues, particularly from our investment and trust and merchant credit card businesses. Our branch expansion program looks promising - with our new Darien office opening March 14, 2005 and three more planned branches in Wheaton, Glencoe and Northbrook proceeding on schedule for later this year."

     Assets and Equity at March 31, 2005

     (Unaudited)

     Total assets were $2.058 billion at March 31, 2005, down 1% from $2.083 billion at December 31, 2004.
     Shareholders' equity was $128.0 million at March 31, 2005 compared to $133.8 million at December 31, 2004. Book value per share was $12.85, down from $13.33 at December 31, 2004. The decrease in equity was primarily the result of market value declines in the Company's investment portfolio caused by rising interest rates and stock repurchases.
     Under the Company's Stock Repurchase Program, the Company repurchased 68,001 shares at an average price of $30.28 during the first quarter of 2005. The repurchased stock is held as treasury stock and used for general corporate purposes.
     The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Fed regulatory burdens and helps lessen FDIC insurance assessments.

     Asset Quality

     (Unaudited)

     Nonperforming loans (consisting of nonaccrual loans and loans past due greater than 90 days) were $126,000 at March 31, 2005, a decrease from $148,000 at December 31, 2004. Potential problem loans were $361,000 at March 31, 2005 compared to $259,000 at December 31, 2004.
     Net recoveries for the first quarter of 2005 totaled $3,000 compared to net charge-offs of $88,000 in the first quarter of 2004. In 2005, charge-offs totaled $123,000, which related primarily to the indirect vehicle portfolio. Recoveries totaled $126,000, including $32,000 in restitution from the 60 W. Erie loan fraud. The remaining recoveries relate primarily to the Company's indirect vehicle portfolio. In 2004, charge-offs of $157,000 and recoveries of $69,000 related primarily to the indirect vehicle portfolio.
     As of March 31, 2005 and December 31, 2004, the Company's allowance for losses stood at $8.5 million. This allowance represented .78% of loans outstanding at March 31, 2005, and .80% of loans outstanding at year end.
     At March 31, 2005, nonperforming assets totaled $5.328 million. Nonperforming assets include Other Real Estate Owned (OREO) of $5.13 million, loans past due 90 days or more of $126,000 and repossessed vehicles held for sale of $72,000.
     OREO totaled $5.13 million at March 31, 2005, a substantial decrease from $9.857 million at December 31, 2004. OREO consists primarily of the remaining inventory of apartments and parking spaces from a luxury condominium project in Chicago. As of March 31, 2005, 18 of the 24 units and 40 of the 53 parking spaces have been sold and closed. Since March 31, 2005, 2 units and 3 parking spaces have been sold and closed, bringing the current totals to 20 of the 24 units and 43 of the 53 parking spaces. Also, the Company has a contract pending with an escrow deposit on one additional unit plus two parking spaces, and a contract still pending attorney review and inspection on another unit and parking space. This property is recorded at its estimated net realizable value of $5.034 million. The remaining $96,000 of OREO represents the net realizable value of a commercial real estate property in Chicago Heights, Illinois.

     Branch Network

     (Unaudited)

     With the opening of the Darien branch on March 14, the Bank currently operates eighteen banking offices, sixteen in the western suburbs of Chicago, one in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com.
     The Bank has four additional branches planned in Wheaton, Homer Glen, Northbrook, and Glencoe. The Bank expects to open the Wheaton, Northbrook, and Glencoe branches in the latter part of 2005 and the Homer Glen branch in the second quarter of 2006.
     The Bank continues to evaluate branch expansion opportunities in the Chicago area.

     Shareholder Information

     (Unaudited)

     The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB remained on the Russell 2000(R) Index effective July 1, 2004 for a term of one year.
     Nineteen firms make a market in the Company's Common stock. The following six firms provide research coverage: Howe Barnes Investments, Inc.; Sandler, O'Neill & Partners; Stifel Nicolaus & Co.; Keefe, Bruyette & Woods, Inc.; FTN Financial Securities Corp.; and Sidoti & Co.
     At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.
     A balance sheet, income statement and selected financial data are enclosed.

     Forward-Looking Statements

     This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to the loan fraud and condominium project at 60 W. Erie, Chicago; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in regulatory approval or construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                  (Unaudited)              (Unaudited)
                                   March 31,   December 31,  March 31,
                                     2005          2004        2004
                                  ------------------------------------
                                          (Dollars in thousands)
Assets
  Cash and due from banks             $29,196     $34,273     $37,919
  Fed funds sold and interest-
   bearing deposits with banks         12,065      51,479      87,407
  Investment securities:
   Held-to-maturity, at amortized
    cost                               35,783      35,469      21,384
   Available-for-sale, at fair
    value                             778,134     786,198     695,766
   Trading, at fair value                 902           -           -
   Non-marketable securities-FHLB
    stock                              19,676      19,410      37,955
                                  -----------  ----------  -----------
  Total investment securities         834,495     841,077     755,105

  Loans:
   Commercial                         118,584     116,653      92,593
   Syndicated                          47,108      34,958      30,613
   Construction                        89,320      75,833      61,195
   Commercial mortgage                240,081     247,840     243,238
   Residential mortgage               115,141     109,097     107,367
   Home equity                        151,075     151,873     139,883
   Indirect auto                      278,409     276,398     240,049
   Harley Davidson                     55,147      51,560      40,089
   Other consumer                       7,574       7,443       7,863
                                  -----------  ----------  -----------
  Total loans, net of unearned
   discount                         1,102,439   1,071,655     962,890
  Allowance for loan losses            (8,549)     (8,546)     (8,531)
                                  -----------  ----------  -----------
  Net loans                         1,093,890   1,063,109     954,359
  Other real estate owned, net
   of valuation reserve                 5,130       9,857      12,895
  Premises and equipment, net of
   accumulated depreciation            35,203      34,561      34,490
  Bank owned life insurance            25,102      24,858      21,224
  Other assets                         23,071      23,310      22,743
                                  -----------  ----------  -----------
Total assets                       $2,058,152  $2,082,524  $1,926,142
                                  ===========  ==========  ===========



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                  (Unaudited)              (Unaudited)
                                   March 31,   December 31,  March 31,
                                     2005          2004        2004
                                  ------------------------------------
                                          (Dollars in thousands)
Liabilities
  Noninterest-bearing demand
   deposits                          $267,247    $265,251    $266,642
  Interest-bearing deposits:
     Savings deposits and NOW
      accounts                        273,019     291,028     279,854
     Money market accounts            139,742     166,777     140,324
     Time deposits:
           Under $100,000             399,254     376,841     372,022
           $100,000 and over          651,915     614,639     508,910
                                  -----------  ----------  -----------
     Total interest-bearing
      deposits                      1,463,930   1,449,285   1,301,110
                                  -----------  ----------  -----------
  Total deposits                    1,731,177   1,714,536   1,567,752
  Fed funds purchased and
   securities sold under
   agreements to repurchase            26,821      25,285      23,423
  Treasury, tax and loan demand
   notes                                1,205       7,792       6,221
  FHLB of Chicago borrowings          134,910     161,418     155,500
  Junior subordinated notes issued
   to capital trusts                   23,713      23,713      23,713
  Other liabilities                    12,362      15,993      18,843
                                  -----------  ----------  -----------
Total liabilities                   1,930,188   1,948,737   1,795,452
Shareholders' equity:
  Preferred stock                           -           -           -
  Common stock                         21,850      21,850      21,850
  Surplus                               7,844       7,751       5,891
  Accumulated other
   comprehensive income (loss)         (6,061)        432       7,908
  Retained earnings                   117,397     114,897     105,273
  Less cost of shares in treasury     (13,066)    (11,143)    (10,232)
                                  -----------  ----------  -----------
Total shareholders' equity            127,964     133,787     130,690
                                  -----------  ----------  -----------
Total liabilities and
 shareholders' equity              $2,058,152  $2,082,524  $1,926,142
                                  ===========  ==========  ===========



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                           Three months ended
                                                March 31,         %
(In thousands except per share data)         2005      2004     Change
                                         -----------------------------

Interest and dividend income:
  Loans                                    $13,862   $11,696       19
  Investment securities:
    U.S. Treasury and
     U.S. Government agencies                7,623     6,986        9
    State and municipal obligations            425       463       (8)
    Other securities                           838     1,147      (27)
  Fed funds sold and interest-bearing
    deposits with banks                        126        80       58
                                         ---------  ---------
Total interest income                       22,874    20,372       12
Interest expense:
  Savings deposits and NOW accounts            855       705       21
  Money market accounts                        641       367       75
  Time deposits                              6,565     4,447       48
  Fed funds purchased and securities sold
    under agreements to repurchase             195       135       44
  Treasury, tax and loan demand notes           11        19      (42)
  FHLB of Chicago borrowings                 1,366     1,214       13
  Junior subordinated notes
    issued to capital trusts                   426       367       16
                                         ---------  ---------
Total interest expense                      10,059     7,254       39
                                         ---------  ---------
  Net interest income                       12,815    13,118       (2)
Provision for loan losses                        -       250    (a)
                                         ---------  ---------
  Net interest income after
    provision for loan losses              $12,815   $12,868        -

(a) Percentage change information not meaningful.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                           Three months ended
                                               March 31,          %
(In thousands except per share data)        2005      2004      Change
                                         -----------------------------

Other income:
  Service charges on deposit accounts:
     Treasury management                       957     1,207      (21)
     Retail and small business                 265       297      (11)
  Investment management and trust fees         734       639       15
  Merchant credit card processing fees       1,651     1,331       24
  Gains on mortgages sold,
   net of fees and costs                        88        17      418
  Income from bank owned life insurance        244       213       15
  Income from sale of covered call
   options                                     248       343      (28)
  Securities dealer income                      35        27       30
  Other operating income                       353       325        9
  Investment securities gains                  163       167       (2)
                                         ---------  ---------
Total other income                           4,738     4,566        4
Other expenses:
  Salaries and employee benefits             6,497     6,091        7
  Occupancy                                    876       855        2
  Equipment                                    516       520       (1)
  Data processing                              489       438       12
  Professional fees                            306       154       99
  Postage, stationery and supplies             241       237        2
  Advertising and business development         511       513        -
  Merchant credit card interchange
   expense                                   1,362     1,060       28
  Other operating expense                      520       535       (3)
                                         ---------  ---------
Total other expense                         11,318    10,403        9
                                         ---------  ---------
Income before income taxes                   6,235     7,031      (11)
  Income tax expense                         1,955     2,266      (14)
                                         ---------  ---------
Net income                                  $4,280    $4,765      (10)
                                         =========  =========

Diluted earnings per share                   $0.43     $0.48      (10)
                                         =========  =========



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                           Three months ended
                                               March 31,          %
(In thousands except per share data)        2005      2004      Change
                                        ------------------------------

AVERAGE BALANCES:
  Loans, net of unearned income         $1,081,121   $929,308      16
  Investment securities                    844,395    767,263      10
  Earning assets                         1,946,964  1,729,215      13
  Total assets                           2,062,705  1,851,070      11
  Demand deposits                          271,126    253,364       7
  Total deposits                         1,699,831  1,469,501      16
  Interest-bearing liabilities           1,643,990  1,459,120      13
  Shareholders' equity                     133,066    124,263       7

COMMON STOCK DATA:
  Earnings per share:
    Basic                                     0.43       0.49     (12)
    Diluted                                   0.43       0.48     (10)
  Weighted average shares outstanding:
    Basic                                9,840,088  9,714,537       1
    Diluted                             10,006,833  9,988,562       -
  Cash dividends paid per share              $0.18      $0.14      29
  Market price at period end                $29.29     $30.51      (4)
  Book value per share                      $12.85     $13.09      (2)
  Price to book ratio                         2.28x      2.33x     (2)
  Price to earnings ratio (1)                15.75x     16.14x     (2)
  Period end shares outstanding          9,768,374  9,691,019       1

FINANCIAL RATIOS
  Return on average assets (2)                0.84%      1.04%    (19)
  Return on average shareholders'
   equity (2)                                13.04%     15.42%    (15)
  Overhead ratio (2)                          1.37%      1.36%      1
  Efficiency ratio (2)                       64.48%     58.83%     10
  Net interest margin on average earning
   assets (2, 3)                              2.70%      3.08%    (12)
  Net interest spread (2, 3)                  2.31%      2.77%    (17)
  Dividend payout ratio (2)                  41.57%     32.60%     28

------------------------------------------

(1) Calculated using the end of period market price divided by the last twelve months diluted earnings of $1.86 per share in 2005 and $1.89 per share in 2004.
(2) Annualized ratio.
(3) Tax equivalent basis. The net interest margin calculations include the effects of tax equivalent adjustments for tax exempt loans and investment securities using a tax rate of 35% in 2005 and 2004. Tax equivalent interest income for the three months ended March 31, 2005 and 2004 includes a tax equivalent adjustment of $134 and $143, respectively.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                     March 31, December 31,  March 31,
(Dollars in thousands)                 2005        2004        2004
                                  ------------------------------------
CAPITAL RATIOS

Company Consolidated (minimum for
 "well capitalized"):
  Tier 1 capital ratio (6%)          $156,692    $156,019    $145,712
                                        11.43%      11.57%      12.14%
  Total risk-based capital ratio
   (10%)                             $165,241    $164,566    $154,243
                                        12.05%      12.20%      12.85%
  Capital leverage ratio (5%)        $156,692    $156,019    $145,712
                                         7.55%       7.47%       7.86%
Oak Brook Bank:
  Tier 1 capital ratio (6%)          $144,750    $142,000    $133,311
                                        10.63%      10.61%      11.17%
  Total risk-based capital ratio
   (10%)                             $153,299    $150,547    $141,842
                                        11.26%      11.24%      11.89%
  Capital leverage ratio (5%)        $144,750    $142,000    $133,311
                                         7.01%       6.82%       7.22%
ASSET QUALITY RATIOS
Nonperforming loans                      $126        $148        $474
Nonperforming assets (1)                5,328      10,150      13,493
Nonperforming loans to total loans       0.01%       0.01%       0.05%
Nonperforming assets to total
 assets                                  0.26%       0.49%       0.70%
Net charge-offs to average loans
 (annualized)                            0.00%       0.03%       0.04%
Allowance for loan losses to total
 loans                                   0.78%       0.80%       0.89%
Allowance for loan losses to            67.85x      57.74x      18.00x
 nonperforming loans

ROLLFORWARD OF ALLOWANCE FOR LOAN
 LOSSES
Balance at January 1                   $8,546                  $8,369
                                  ------------            ------------
Charge-offs during the period:
  Commercial loans                        $(1)                     $-
  Home equity loans                        $-                     (15)
  Indirect vehicle loans                 (118)                   (138)
  Consumer loans                           (4)                     (4)
                                  ------------            ------------
Total charge-offs                        (123)                   (157)
                                  ------------            ------------
Recoveries during the period:
  Construction, land acquisition
   and development loans                   32                      15
  Indirect vehicle loans                   80                      47
  Consumer loans                           14                       7
                                  ------------            ------------
Total recoveries                          126                      69
                                  ------------            ------------
Net recoveries (charge-offs)
 during the period                          3                     (88)
Provision for loan losses                   -                     250
                                  ------------            ------------
Allowance for loan losses
 at March 31                           $8,549                  $8,531
                                  ============            ============

(1) Includes nonperforming loans, OREO and repossessed vehicles.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME (UNAUDITED)

                              2005                2004
                            --------- --------------------------------
                              First    Fourth  Third   Second  First
                             Quarter  Quarter Quarter Quarter Quarter
                            --------- --------------------------------


Interest income              $22,874  $22,752 $22,731 $20,856 $20,372

Interest expense              10,059    9,492   8,963   7,591   7,254
                            --------- ------- ------- ------- --------

Net interest income          $12,815  $13,260 $13,768 $13,265 $13,118

Provision for loan losses          -        -       -     250     250

Other income                   4,738    4,389   4,846   4,731   4,566

Other expense                 11,318   10,688  11,971  10,670  10,403
                            --------- ------- ------- ------- --------

Income before income taxes    $6,235   $6,961  $6,643  $7,076  $7,031

Income tax expense             1,955    2,021   2,077   2,275   2,266
                            --------- ------- ------- ------- --------

Net income                    $4,280   $4,940  $4,566  $4,801  $4,765
                            ========= ======= ======= ======= ========

Basic earnings per share       $0.43    $0.50   $0.47   $0.49   $0.49
                            ========= ======= ======= ======= ========

Diluted earnings per share     $0.43    $0.49   $0.46   $0.48   $0.48
                            ========= ======= ======= ======= ========

Return on average assets (1)    0.84%    0.94%   0.87%   1.00%   1.04%
Return on average
shareholders' equity (1)       13.04%   14.88%  14.71%  15.86%  15.42%
Net interest margin (1)         2.70%    2.72%   2.81%   2.98%   3.08%

(1) Annualized ratio.


     CONTACT: First Oak Brook Bancshares, Inc.
              Rosemarie Bouman, 630-571-1050 ext. 258
              rbouman@obb.com